Exhibit 99.1
November 15, 2007

Re:	Share Repurchase Program
The Nash Finch Company:
     This Letter Agreement confirms the terms and conditions under which Piper Jaffray & Co. (“Piper”) will assist The Nash Finch Company (the “Purchaser”) in its program to repurchase its common stock (the “Securities”), as decided by its Board of Directors.
     1. Appointment of Piper. The Purchaser hereby appoints Piper as its exclusive agent to purchase the Securities. It is the Purchaser’s intention that such purchases comply with the terms of the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Purchaser hereby agrees that it shall not take, nor permit any person or entity under its control to take, any action which could jeopardize the availability of Rule 10b-18 for the acquisition program. In addition, Piper agrees that it shall effect any purchases of the Securities in accordance with the timing, price and volume restrictions contained in subparagraphs (2), (3) and (4) of paragraph (b) of Rule 10b-18.
     2. Term. Piper is authorized to commence purchasing Securities on November 19, 2007 and shall cease purchasing on the earliest to occur of: (A) the close of trading on January 3, 2009; or (B) the date that the aggregate purchases under this Letter Agreement reach one million (1,000,000) shares of the Securities. The Letter Agreement may be terminated by either party hereto on one day’s prior written notice to the other party. Such written notice may be made by facsimile, as provided in paragraph 12 below. Notwithstanding the termination of this Letter Agreement, the Purchaser shall be solely responsible for any purchases properly made by Piper on the Purchaser’s behalf prior to Piper’s receipt of such written notice of termination.
     3. Suspension of Acquisition Program. The Purchaser shall promptly notify Piper of the existence of any circumstances that render it advisable to suspend such acquisition program for any given period of time (including, without limitation, purchases by affiliated purchasers of the Purchaser, distributions by the Purchaser within Regulation M under the Exchange Act or the possession by the Purchase of material non-public information), and upon receipt of the Purchaser’s direction to suspend such acquisition program, Piper shall do so. The Purchaser shall be solely responsible for any purchases properly made by Piper on the Purchaser’s behalf prior to Piper’s receipt of the Purchaser’s direction to suspend purchases.
     4. Purchases by Affiliates. The Purchaser will notify Piper of the intention on the part of any affiliated purchaser of the Purchase to purchase Securities on any day if such purchase is to be effected otherwise than through Piper pursuant to this Letter Agreement, and upon receipt of such notification Piper shall refrain from purchasing any Securities hereunder on such day. The Purchaser shall be solely responsible for any purchases properly made by Piper on the Purchaser’s behalf prior to Piper’s receipt of such notification.

     5. Purchasing Procedures. Unless otherwise agreed to, the Purchaser will consult with Piper on a daily basis in respect of the acquisition program, and at such time will consult with Piper regarding the total number of Securities Piper is authorized to purchase and target amounts of Securities to be acquired during the day succeeding such consultation and the maximum price to be paid for the Securities, provided that, in no event shall the purchase price per share equal or exceed $[ ]. Piper agrees to use reasonable endeavors to obtain the lowest price for such Securities or such price as otherwise agreed between Piper and the Purchaser. Both the Purchaser and Piper understand that the total amount of Securities repurchased shall not exceed one million (1,000,000) shares of the Securities in the aggregate.
     Except as otherwise provided in this Letter Agreement, Piper shall determine, in its sole discretion, the timing, amount, prices and manner of purchase of Securities during such period, so long as such purchase are within the limits established by the Purchaser for such period.
     6. Monitoring Procedures. Piper shall provide confirmations of purchases of Securities to the Purchaser and to such other persons or agents of the Purchaser as the Purchaser shall designate in writing. In addition, Piper shall provide a daily telephone report of such transactions to the Purchaser.
     7. Payment for and Delivery of the Purchased Securities. Payment for the Securities purchased shall be made by the Purchase within three business days after the purchase. Purchased Securities will be held or delivered in accordance with instructions to be furnished by the Purchaser. For the avoidance of doubt, please note that the Purchaser shall be liable to pay any and all taxes or duties arising from this Letter Agreement and the transactions and obligations contemplated hereunder.
     8. Compensation. For the services provided in this Letter Agreement, the Purchaser agrees to pay to Piper [ ] cents per share commission on all shares purchased pursuant to the terms of this Letter Agreement.
     9. Representations and Warranties. The Purchaser represents and warrants to Piper that this Letter Agreement and the transactions contemplated herein have been duly authorized by the Purchaser, that this Letter Agreement is a valid and binding agreement of the Purchaser, enforceable in accordance with its terms subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing; that performance of the transactions contemplated herein will not violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or conflict with or result in a breach of or constitute a default under any agreement or instrument to which the Purchaser is a party or by which it or any of its property is bound or its certificate of incorporation or bylaws; and except as provided in Section 10 of this letter Agreement, that no governmental, administrative or official consent, approval, authorization, notice or filing is required for performance of the transactions contemplated herein.

     10. Disclosure of the Acquisition Program. The Purchaser represents and warrants that it will publicly disclosed its intention to institute a program for the acquisition of the Securities and will file all documents with the SEC or each exchange upon which the Securities are listed or quoted as may be required. The Purchaser undertakes to file hereafter in a timely manner all reports of their repurchasing activity as required by Item 703 of Regulation S-K and S-B, as applicable, and any other applicable rules and regulations promulgated by the SEC or any exchange upon which the Securities are listed or quoted as may be required.
     11. Indemnification. (A) The Purchaser shall indemnify Piper against any liability or expenses reasonably incurred (including attorneys’ fees and disbursements), or actions in respect of any liabilities or expenses reasonably incurred, arising from:
(i)	the services furnished by Piper pursuant to this Letter Agreement, except in the case of any liability resulting from Piper’s gross negligence, willful misconduct or bad faith;

(ii)	any violation or alleged violation of any state or federal securities laws by the Purchaser; or

(iii)	any breach by the Purchaser of this Letter Agreement.
(B) Piper shall indemnify the Purchaser against any liability or expenses reasonably incurred (including attorneys’ fees and disbursements), or actions in respect of any liabilities or expenses reasonably incurred, arising from:
(i)	any violation or alleged violation of any state or federal securities laws by Piper; or

(ii)	any breach by Piper of this Letter Agreement.
The indemnifying party shall also promptly reimburse the indemnified party for all reasonable expenditures (including attorneys’ fees and disbursements) incurred to investigate, prepare or defend any action or claim in respect of any liability or expense, regardless of whether any litigation is pending or threatened against such indemnified party.

     12. Notices. All communications and notices shall be in writing (including by facsimile transmission or electronic communication) or confirmed in writing (including facsimile transmission or electronic communication) and shall be effective when received at the address specified below:
Piper Jaffray & Co.
800 Nicollet Mall, J12S06
Minneapolis, MN 55412-7020
Attn: Corporate Share Repurchase Desk
Fax: [  ]
Phone: [  ] or [  ]
Email: [  ] or [  ]
or at such other address as may from time to time be designated by notice to the Purchaser in writing; and
The Nash Finch Company
7600 France Avenue South
Edina, Minnesota 55435
Fax: [  ]
Phone: [  ]
Email: [  ] or [  ]
or at such other address as may from time to time be designated by notice to Piper in writing.
     13. Assignment. Neither party may assign its rights and obligations under this Letter Agreement to any other party; provided, however, that Piper may assign its rights and obligations hereunder to any subsidiary or affiliate.
     14. Governing Law. This Letter Agreement shall be governed by and construed in accordance with New York law, without regard to conflict of law principles.
     15. Counterparts. This Letter Agreement may be signed in one or more counterparts.

     If the foregoing Letter Agreement correctly sets forth our agreement, please sign and return the form of acceptance below.
FOR AND ON BEHALF OF
PIPER JAFFRAY & CO.

By:	/s/ Jay A. Hershey

Name: Jay A. Hershey
Title: Managing Director
Agreed to and accepted this 15th day of November, 2007.
FOR AND ON BEHALF OF
THE NASH FINCH COMPANY

By:	/s/ Robert B. Dimond

Name: Robert B. Dimond
Title: Executive Vice President and Chief Financial Officer

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